Exhibit 10.15

               THIS AMENDING AGREEMENT is made as of the 22nd day of August, 2002.

BETWEEN:

HUB INTERNATIONAL LIMITED, a corporation incorporated under the laws of Ontario,

- and -

BANK OF MONTREAL, a Canadian chartered bank,

               WHEREAS the parties hereto entered into an amended and restated credit agreement dated as of June 21, 2001 (such credit agreement being herein referred to as the “Credit Agreement”);

               AND WHEREAS the first date referred to in clause (a) of the definition of “Term Date” in the Credit Agreement has been extended to June 19, 2003 pursuant to Section 2.3(c) of the Credit Agreement;

               AND WHEREAS the parties hereto wish to amend the Credit Agreement to reflect such extension and to provide for other amendments to the Credit Agreement as hereinafter provided;

               NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by each of the parties hereto) the parties do hereby respectively covenant and agree as follows:

1.	The parties hereby concur in this amendment to the Credit Agreement and, upon the execution of this amending agreement, the Credit Agreement and this amending agreement shall be deemed to constitute the entire Credit Agreement. Subject as hereinafter set forth the Credit Agreement is hereby confirmed to be in all respects in full force and effect on this date as an agreement, binding in accordance with its terms on, and enforceable against, the parties to this amending agreement.

2.	Unless otherwise defined herein, all capitalized terms used in this amending agreement shall have the respective meanings ascribed thereto in the Credit Agreement.

3.	Effective the date of this amending agreement, Section 1.1 of the Credit Agreement is amended by replacing the definition of “Term Date” thereunder with the following:

“Term Date” means the earlier of (a) June 19, 2003 or, if such date is extended pursuant to Section 2.3(c), the date to which it has been extended, and (b) the Amortization Date;

4.	Effective the date of this amending agreement, the monetary amount of “Cdn. $10,000,000” set out in each of Section 8.1(i)(iv) and Section 9.2(a)(v) of the Credit Agreement is deleted in its entirety and replaced in each of Section 8.1(i)(iv) and Section 9.2(a)(v) of the Credit Agreement with the monetary amount of “Cdn. $20,000,000”.

5.	This amending agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

6.	This amending agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

               IN WITNESS WHEREOF this amending agreement has been executed by the parties hereto.

HUB INTERNATIONAL LIMITED

Per:	/s/ Dennis Pauls Authorized Signing Officer	c/s

Per:	/s/ W. Kirk James Authorized Signing Officer

BANK OF MONTREAL

Per:	/s/ B. Ciallella Authorized Signing Officer